Exhibit 99.1

Media Contact	February 7, 2019
Casey Lassiter, 205 447-6410
casey.lassiter@encompasshealth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@encompasshealth.com
Encompass Health reports results for fourth quarter 2018
and reiterates full-year 2019 guidance
BIRMINGHAM, Ala. - Encompass Health Corporation (NYSE: EHC), a national leader in integrated healthcare services, offering facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies, today reported its results of operations for the fourth quarter ended December 31, 2018.
“We ended 2018 with another quarter of strong operating and financial results,” said Mark Tarr, President and Chief Executive Officer of Encompass Health. “Through the course of 2018, we met or exceeded our objectives for growth and quality, and we made substantial gains on initiatives such as clinical collaboration, enhanced data analytics, and the development of post-acute solutions. The investments we are making in our business position us well to meet the growing demand for the services we provide.”
Consolidated results

			Growth
	Q4 2018	Q4 2017	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$1,096.0	$1,008.8	$87.2	8.6%
Income from continuing operations attributable to Encompass Health per diluted share	0.26	0.61	(0.35)	(57.4)%
Adjusted earnings per share	0.80	0.70	0.10	14.3%
Cash flows provided by operating activities	178.4	151.4	27.0	17.8%
Adjusted EBITDA	221.8	208.2	13.6	6.5%
Adjusted free cash flow	113.3	91.5	21.8	23.8%
	Year Ended December 31,
	2018	2017
Cash flows provided by operating activities	762.4	658.3	104.1	15.8%
Adjusted free cash flow	538.1	468.7	69.4	14.8%
Revenue growth was driven by volume and pricing growth in the inpatient rehabilitation segment and volume growth in the home health and hospice segment. See the "Other Information" section of this release for discussion of the Company's adoption of a new accounting standard for revenue recognition in 2018.
Income from continuing operations attributable to Encompass Health per diluted share decreased due to the accrual of loss contingencies of $52 million, or $0.52 per share, included in the line item government,

1

Exhibit 99.1

class action, and related settlements, $48 million, or $0.48 per share, of which relates to on-going discussions with the United States Department of Justice, as discussed below.
The increase in adjusted earnings per share resulted primarily from increased revenue and a lower effective tax rate resulting from income tax reform.
Growth in cash flows provided by operating activities and adjusted free cash flow resulted primarily from revenue growth and favorable working capital changes.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
“The strength and consistency of our free cash flow generation was again evident in the fourth quarter,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of Encompass Health. “For 2018, adjusted free cash flow of approximately $538 million was sufficient to fund capacity expansions in both business segments and shareholder distributions, while still reducing funded debt.”
Inpatient rehabilitation segment results

			Growth
	Q4 2018	Q4 2017	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$822.8	$776.9	$45.9	5.9%
Outpatient and other	22.9	25.5	(2.6)	(10.2)%
Total segment revenue	$845.7	$802.4	$43.3	5.4%

	(Actual Amounts)
Discharges	45,498	43,910	1,588	3.6%
Same-store discharge growth				1.9%
Net patient revenue per discharge	$18,084	$17,693	$391	2.2%

	(In Millions)
Adjusted EBITDA	$211.7	$207.1	$4.6	2.2%

•
Revenue - Revenue growth resulted from volume growth and an increase in net patient revenue per discharge. Same-store discharge growth was negatively impacted by approximately 50 basis points due to the ongoing effects of Hurricane Michael on operations in Panama City, Florida. Discharge growth from new stores resulted from the Company's joint ventures in Murrells Inlet, South Carolina (September 2018) and Winston-Salem, North Carolina (October 2018), as well as wholly owned hospitals in Pearland, Texas (October 2017), Shelby County, Alabama (April 2018), and Bluffton, South Carolina (June 2018). Growth in net patient revenue per discharge primarily resulted from an increase in reimbursement rates from all payors and improvements in discharge destination.

Outpatient and other revenue decreased due primarily to continued closures of hospital-based outpatient programs.
Revenue reserves (formerly bad debt expense) as a percent of revenue increased 50 basis points to 1.5% in the fourth quarter of 2018 primarily due to new pre-payment claims denials (net of recoveries) and post-payment reserves for new Medicare Advantage contractual claims reviews with one managed care organization.

•
Adjusted EBITDA - The increase in Adjusted EBITDA for the inpatient rehabilitation segment resulted primarily from revenue growth. Salaries and benefits as a percent of revenue increased as labor management and productivity gains were offset by benefit cost increases and the ramping up of new

2

stores. Other operating expenses in the fourth quarter of 2018 included repairs and maintenance costs at the Company's hospital in Panama City, Florida that was impacted by Hurricane Michael.
Home health and hospice segment results

			Growth
	Q4 2018	Q4 2017	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$215.3	$186.3	$29.0	15.6%
Hospice	35.0	20.1	14.9	74.1%
Total segment revenue	$250.3	$206.4	$43.9	21.3%

Home Health Metrics
(Actual Amounts)
Admissions	35,151	31,766	3,385	10.7%
Same-store admissions growth				5.4%
Episodes	64,037	56,625	7,412	13.1%
Same-store episode growth				6.5%
Revenue per episode	$2,972	$2,976	$(4)	(0.1)%

	(In Millions)
Adjusted EBITDA	$44.1	$34.4	$9.7	28.2%

•
Revenue - Revenue growth was driven by volume growth, including the impact of the Camellia Healthcare acquisition which closed on May 1, 2018. Same-store admission growth was negatively impacted by approximately 50 basis points due to the ongoing effects of Hurricane Michael on operations in Panama City, Florida. Revenue per episode decreased 0.1% as the impact of Medicare reimbursement rate cuts was partially offset by changes in patient mix.

Hospice revenue increased primarily due to acquisitions and same-store admission growth of 8.6%.

•	Adjusted EBITDA - Growth in Adjusted EBITDA primarily resulted from revenue growth, staffing productivity gains and operating leverage of support and overhead costs.
Corporate general and administrative expenses

	Q4 2018	% of Consolidated Revenue	Q4 2017	% of Consolidated Revenue
	(In Millions)
General and administrative expenses, excluding stock-based compensation	$34.0	3.1%	$33.3	3.3%
General and administrative expenses decreased as a percent of consolidated revenue primarily due to operating leverage resulting from revenue growth.
During the fourth quarter of 2018, the Company invested $2.6 million in its rebranding and name change, all of which was included in general and administrative expenses. During the fourth quarter of 2017, the Company invested $2.5 million in its rebranding and name change.

3

Full-year consolidated results

	Full-Year		Growth
	2018	2017	Dollars	Percent
	(in millions, except per share data)
Net operating revenues	$4,277.3	$3,913.9	$363.4	9.3%
Income from continuing operations attributable to Encompass Health per diluted share	2.92	2.69	0.23	8.6%
Adjusted earnings per share	3.63	2.76	0.87	31.5%
Adjusted EBITDA	901.0	823.1	77.9	9.5%
See the attached supplemental information for additional details regarding these calculations.
Reserve for potential government settlement
Based on recent discussions with DOJ, the Company established a reserve of $48 million in the fourth quarter of 2018 for the potential settlement of the investigation initially disclosed in March 2013. As previously disclosed, since 2013, the Company has been cooperating with an investigation of alleged improper or fraudulent Medicare and Medicaid claims. The investigation, under the direction of DOJ, has been pending six years. The Company is aware of no evidence of fraud, falsity or wrongdoing. However, based on recent discussions with DOJ and having considered the burdens and distractions associated with continuing the investigation and the likely costs of future litigation, the Company now estimates a settlement value of $48 million. Discussions are ongoing, and until they are concluded, there can be no certainty about the nature, timing or likelihood of a settlement. No tax benefit related to the loss contingency reserve has been recorded as it is not possible to determine tax deductibility.
2019 guidance
In a current report on Form 8-K dated January 7, 2019, the Company provided its preliminary guidance ranges for 2019. The Company is confirming the following guidance ranges.

Full-year 2019 guidance ranges
(in millions, except per share data)
Net operating revenues	$4,500 to $4,600
Adjusted EBITDA	$925 to $945
Adjusted earnings per share from continuing operations attributable to Encompass Health	$3.71 to $3.85
For additional considerations regarding the Company's 2019 guidance ranges, see the supplemental information posted on the Company's website at http://investor.encompasshealth.com. See also the “Other Information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings conference call and webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Friday, February 8, 2019 to discuss its results for the fourth quarter of 2018. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 4768167. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that includes 130 hospitals and 278 home health & hospice locations in 36 states and Puerto Rico, the Company is committed to delivering high-quality, cost-effective, integrated care across the healthcare continuum. Driven by a set of shared values, Encompass Health is the result of the union between HealthSouth Corporation and Encompass Home Health & Hospice, and is ranked as one of Fortune's 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on Twitter and Facebook.
Other information
The information in this press release is summarized and should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”), when filed, as well as the Company's Current Report on Form 8-K filed on February 7, 2019 (the “Q4 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its February 8, 2019 earnings call.
During the first quarter of 2018, the Company adopted a new accounting standard (ASC 606 - Revenue from Contracts with Customers) which clarifies the standards for recognizing revenue. The impact to the Company's financial reporting was that amounts previously presented as provision for doubtful accounts became a component of net operating revenues. This had the effect of reducing net operating revenues but had no effect on Adjusted EBITDA and adjusted earnings per share. The Company retrospectively adopted the new standard during the first quarter of 2018, which means previously reported quarterly and full-year results for 2017 have been updated to reflect the requirements of the new standard. For additional information, see the supplemental information posted on the Company's website at                           http://investor.encompasshealth.com.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q4 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q4 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2019 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:

•	Interest expense and amortization of debt discounts and fees - estimate of $150 million to $160 million

•	Amortization of debt-related items - approximately $4 million
The Q4 Earnings Form 8-K and, when filed, the 2018 Form 10-K can be found on the Company's website at
http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

4

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
	(In Millions)
Net operating revenues	$1,096.0	$1,008.8	$4,277.3	$3,913.9
Operating expenses:
Salaries and benefits	613.3	554.6	2,354.0	2,154.6
Other operating expenses	151.6	138.3	585.1	531.6
Occupancy costs	20.3	18.7	78.0	73.5
Supplies	40.9	38.7	158.7	149.3
General and administrative expenses	54.3	43.1	220.2	171.7
Depreciation and amortization	52.9	46.6	199.7	183.8
Government, class action, and related settlements	52.0	—	52.0	—
Total operating expenses	985.3	840.0	3,647.7	3,264.5
Loss on early extinguishment of debt	—	—	—	10.7
Interest expense and amortization of debt discounts and fees	36.7	35.9	147.3	154.4
Other loss (income)	0.7	(1.2)	(2.2)	(4.1)
Equity in net income of nonconsolidated affiliates	(2.3)	(1.8)	(8.7)	(8.0)
Income from continuing operations before income tax expense	75.6	135.9	493.2	496.4
Provision for income tax expense	29.4	49.2	118.9	160.6
Income from continuing operations	46.2	86.7	374.3	335.8
Income (loss) from discontinued operations, net of tax	1.5	(0.2)	1.1	(0.4)
Net income	47.7	86.5	375.4	335.4
Less: Net income attributable to noncontrolling interests	(19.6)	(25.9)	(83.1)	(79.1)
Net income attributable to Encompass Health	$28.1	$60.6	$292.3	$256.3

Weighted average common shares outstanding:
Basic	98.0	97.6	97.9	93.7
Diluted	100.0	99.2	99.8	99.3

Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.27	$0.62	$2.97	$2.73
Discontinued operations	0.02	—	0.01	—
Net income	$0.29	$0.62	$2.98	$2.73
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.26	$0.61	$2.92	$2.69
Discontinued operations	0.02	—	0.01	—
Net income	$0.28	$0.61	$2.93	$2.69

Amounts attributable to Encompass Health:
Income from continuing operations	$26.6	$60.8	$291.2	$256.7
Income (loss) from discontinued operations, net of tax	1.5	(0.2)	1.1	(0.4)
Net income attributable to Encompass Health	$28.1	$60.6	$292.3	$256.3

5

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2018	December 31, 2017
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$69.2	$54.4
Restricted cash	59.0	62.4
Accounts receivable	467.7	472.1
Prepaid expenses and other current assets	66.2	113.3
Total current assets	662.1	702.2
Property and equipment, net	1,634.8	1,517.1
Goodwill	2,100.8	1,972.6
Intangible assets, net	443.4	403.1
Deferred income tax assets	95.3	63.6
Other long-term assets	291.0	235.1
Total assets	$5,227.4	$4,893.7
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$35.8	$32.3
Accounts payable	90.0	78.4
Accrued payroll	188.4	172.1
Accrued interest payable	24.4	24.7
Other current liabilities	333.9	210.0
Total current liabilities	672.5	517.5
Long-term debt, net of current portion	2,478.6	2,545.4
Self-insured risks	119.6	110.1
Other long-term liabilities	85.6	75.2
	3,356.3	3,248.2
Commitments and contingencies
Redeemable noncontrolling interests	261.7	220.9
Shareholders’ equity:
Encompass Health shareholders’ equity	1,329.1	1,181.7
Noncontrolling interests	280.3	242.9
Total shareholders’ equity	1,609.4	1,424.6
Total liabilities and shareholders’ equity	$5,227.4	$4,893.7

6

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Year Ended December 31,
	2018	2017
	(In Millions)
Cash flows from operating activities:
Net income	$375.4	$335.4
(Income) loss from discontinued operations, net of tax	(1.1)	0.4
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for government, class action, and related settlements	52.0	—
Depreciation and amortization	199.7	183.8
Amortization of debt-related items	4.0	8.7
Loss on early extinguishment of debt	—	10.7
Equity in net income of nonconsolidated affiliates	(8.7)	(8.0)
Distributions from nonconsolidated affiliates	8.3	8.6
Stock-based compensation	85.9	47.7
Deferred tax (benefit) expense	(9.1)	75.6
Other, net	9.2	3.4
Change in assets and liabilities, net of acquisitions—
Accounts receivable	7.0	(31.5)
Other assets	11.5	(12.6)
Accounts payable	6.6	7.5
Accrued payroll	14.8	24.4
Other liabilities	6.1	4.8
Net cash provided by (used in) operating activities of discontinued operations	0.8	(0.6)
Total adjustments	388.1	322.5
Net cash provided by operating activities	762.4	658.3
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(143.9)	(38.8)
Purchases of property and equipment	(254.5)	(225.8)
Additions to capitalized software costs	(16.0)	(19.2)
Proceeds from disposal of assets	0.4	12.3
Proceeds from sale of restricted investments	11.6	4.2
Purchase of restricted investments	(13.3)	(8.5)
Other, net	(8.8)	(7.2)
Net cash used in investing activities	(424.5)	(283.0)

(Continued)	7

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	For the Year Ended December 31,
	2018	2017
	(In Millions)
Cash flows from financing activities:
Principal payments on debt, including pre-payments	(20.6)	(129.9)
Principal borrowings on notes	13.2	—
Borrowings on revolving credit facility	325.0	273.3
Payments on revolving credit facility	(390.0)	(330.3)
Principal payments under capital lease obligations	(17.9)	(15.3)
Repurchases of common stock, including fees and expenses	—	(38.1)
Dividends paid on common stock	(100.8)	(91.5)
Purchase of equity interests in consolidated affiliates	(65.1)	—
Proceeds from exercising stock warrants	—	26.6
Distributions paid to noncontrolling interests of consolidated affiliates	(75.4)	(51.9)
Taxes paid on behalf of employees for shares withheld	(8.3)	(19.8)
Contributions from consolidated affiliates	12.6	20.8
Other, net	6.1	(3.8)
Net cash used in financing activities	(321.2)	(359.9)
Increase in cash, cash equivalents, and restricted cash	16.7	15.4
Cash, cash equivalents, and restricted cash at beginning of period	116.8	101.4
Cash, cash equivalents, and restricted cash at end of period	$133.5	$116.8

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents at beginning of period	$54.4	$40.5
Restricted cash at beginning of period	62.4	60.9
Cash, cash equivalents, and restricted cash at beginning of period	$116.8	$101.4

Cash and cash equivalents at end of period	$69.2	$54.4
Restricted cash at end of period	59.0	62.4
Restricted cash included in other long-term assets at end of period	5.3	—
Cash, cash equivalents, and restricted cash at end of period	$133.5	$116.8

Supplemental schedule of noncash financing activity:
Conversion of convertible debt	$—	$319.4

8

Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD			YTD
	Q4 2018	Q4 2017		Q4 2018	Q4 2017
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$221.8	$208.2		$901.0	$823.1
Interest expense and amortization of debt discounts and fees	(36.7)	(35.9)		(147.3)	(154.4)
Depreciation and amortization	(52.9)	(46.6)		(199.7)	(183.8)
Stock-based compensation expense	(20.3)	(9.8)		(85.9)	(47.7)
Noncash loss on disposal of assets	(3.5)	(1.3)		(5.7)	(4.6)
	108.4	114.6		462.4	432.6
Certain items non-indicative of ongoing operating performance:
Loss on early extinguishment of debt	—	—		—	(10.7)
Transaction costs	—	—		(1.0)	—
SARs mark-to-market impact on noncontrolling interests	0.4	—		2.6	—
Change in fair market value of equity securities	(0.8)	—		(1.9)	—
Tax reform impact on noncontrolling interests	—	(4.6)		—	(4.6)
Government, class action, and related settlements	(52.0)	—		(52.0)	—
Pre-tax income	56.0	110.0		410.1	417.3
Income tax expense	(29.4)	(49.2)	(1)	(118.9)	(160.6)
Income from continuing operations (2)	$26.6	$60.8		$291.2	$256.7

Basic shares	98.0	97.6		97.9	93.7
Diluted shares	100.0	99.2		99.8	99.3

Basic earnings per share (2)	$0.27	$0.62		$2.97	$2.73
Diluted earnings per share (2)	$0.26	$0.61		$2.92	$2.69

(1)
The application of the lower income tax rate that resulted from the Tax Cuts and Jobs Act to the Company’s net deferred tax assets resulted in a net $1.2 million increase in tax expense in Q4 2017. Application of the new tax rate to the Company’s joint venture entities’ deferred tax liabilities resulted in a net reduction in tax expense in Q4 2017. The Company’s joint venture partners’ share of this net tax benefit was $4.6 million, which resulted in an increase in noncontrolling interest expense in Q4 2017.

(2)	Income from continuing operations attributable to Encompass Health

9

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q4		Full Year
	2018	2017	2018	2017

Earnings per share, as reported	$0.26	$0.61	$2.92	$2.69
Adjustments, net of tax:
Government, class action, and related settlements	0.52	—	0.52	—
Mark-to-market adjustments for stock appreciation rights	0.03	—	0.21	0.08
Transaction costs	—	—	0.01	—
Income tax adjustments	(0.02)	0.03	(0.03)	(0.08)
Tax reform impact	—	0.06	—	0.06
Change in fair market value of equity securities	0.01	—	0.01	—
Adjusted earnings per share*	$0.80	$0.70	$3.63	$2.76

*	Adjusted EPS may not sum due to rounding.

10

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended December 31, 2018
		Adjustments
	As Reported	Gov't, Class Action & Related Settlements	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$221.8	$—	$—	$—	$—	$221.8
Depreciation and amortization	(52.9)	—	—	—	—	(52.9)
Government, class action, and related settlements	(52.0)	52.0	—	—	—	—
Interest expense and amortization of debt discounts and fees	(36.7)	—	—	—	—	(36.7)
Stock-based compensation	(20.3)	—	4.6	—	—	(15.7)
Loss on disposal of assets	(3.5)	—	—	—	—	(3.5)
SARS mark-to-market impact on noncontrolling interests	0.4	—	(0.4)	—	—	—
Change in fair market value of equity securities	(0.8)	—	—	—	0.8	—
Income from continuing operations before income tax expense	56.0	52.0	4.2	—	0.8	113.0
Provision for income tax expense	(29.4)	—	(1.2)	(1.9)	(0.2)	(32.7)
Income from continuing operations attributable to Encompass Health	$26.6	$52.0	$3.0	$(1.9)	$0.6	$80.3
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—					—
Numerator for diluted earnings per share	$26.6					$80.3

Diluted earnings per share from continuing operations, as reported**	$0.26	$0.52	$0.03	$(0.02)	$0.01	$0.80
Diluted shares used in calculation	100.0

*	Reconciliation to GAAP provided on page 16

**	Adjusted EPS may not sum across due to rounding.

11

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended December 31, 2017
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Tax Reform Impact	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$208.2	$—	$—	$—	$208.2
Depreciation and amortization	(46.6)	—	—	—	(46.6)
Interest expense and amortization of debt discounts and fees	(35.9)	—	—	—	(35.9)
Stock-based compensation	(9.8)	(0.6)	—	—	(10.4)
Loss on disposal of assets	(1.3)	—	—	—	(1.3)
Tax reform impact on noncontrolling interests	(4.6)	—	—	4.6	—
Income from continuing operations before income tax expense	110.0	(0.6)	—	4.6	114.0
Provision for income tax expense	(49.2)	0.3	2.7	1.2	(45.0)
Income from continuing operations attributable to Encompass Health	$60.8	$(0.3)	$2.7	$5.8	$69.0
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—				—
Numerator for diluted earnings per share	$60.8				$69.0

Diluted earnings per share from continuing operations**	$0.61	$—	$0.03	$0.06	$0.70
Diluted shares used in calculation	99.2

*	Reconciliation to GAAP provided on page 16

**	Adjusted EPS may not sum across due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Year Ended December 31, 2018
		Adjustments
	As Reported	Gov’t, Class Action, & Related Settlements	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$901.0	$—	$—	$—	$—	$—	$901.0
Depreciation and amortization	(199.7)	—	—	—	—	—	(199.7)
Government, class action, and related settlements	(52.0)	52.0	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(147.3)	—	—	—	—	—	(147.3)
Stock-based compensation	(85.9)	—	31.2	—	—	—	(54.7)
Loss on disposal of assets	(5.7)	—	—	—	—	—	(5.7)
Transaction costs	(1.0)	—	—	—	1.0	—	—
SARs mark-to-market impact on noncontrolling interests	2.6	—	(2.6)	—	—	—
Change in fair market value of equity securities	(1.9)	—	—	—	—	1.9	—
Income from continuing operations before income tax expense	410.1	52.0	28.6	—	1.0	1.9	493.6
Provision for income tax expense	(118.9)	—	(8.0)	(3.3)	(0.3)	(0.5)	(131.0)
Income from continuing operations attributable to Encompass Health	$291.2	$52.0	$20.6	$(3.3)	$0.7	$1.4	$362.6
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—						—
Numerator for diluted earnings per share	$291.2						$362.6

Diluted earnings per share from continuing operations, as reported**	$2.92	$0.52	$0.21	$(0.03)	$0.01	$0.01	$3.63
Diluted shares used in calculation	99.8

*	Reconciliation to GAAP provided on page 16

**	Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Year Ended December 31, 2017
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Appreciation Rights	Tax Reform Impact	Loss on Early Extinguishment of Debt	Income Tax Valuation Adjustment	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$823.1	$—	$—	$—	$—	$823.1
Depreciation and amortization	(183.8)	—	—	—	—	(183.8)
Loss on early extinguishment of debt	(10.7)	—	—	0.3	—	(10.4)
Interest expense and amortization of debt discounts and fees	(154.4)	—	—	—	—	(154.4)
Stock-based compensation	(47.7)	13.3	—	—	—	(34.4)
Loss on disposal of assets	(4.6)	—	—	—	—	(4.6)
Tax reform impact on noncontrolling interests	(4.6)	—	4.6	—	—	—
Income from continuing operations before income tax expense	417.3	13.3	4.6	0.3	—	435.5
Provision for income tax expense	(160.6)	(5.3)	1.2	(0.1)	(7.7)	(172.5)
Income from continuing operations attributable to Encompass Health	$256.7	$8.0	$5.8	$0.2	$(7.7)	$263.0
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	10.8					10.8
Numerator for diluted earnings per share	$267.5					$273.8

Diluted earnings per share from continuing operations**	$2.69	$0.08	$0.06	$—	$(0.08)	$2.76
Diluted shares used in calculation	99.3

*	Reconciliation to GAAP provided on page 16

**	Adjusted EPS may not sum across due to rounding.

14

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
	(In Millions)
Net income	$47.7	$86.5	$375.4	$335.4
(Income) loss from discontinued operations, net of tax, attributable to Encompass Health	(1.5)	0.2	(1.1)	0.4
Provision for income tax expense	29.4	49.2	118.9	160.6
Interest expense and amortization of debt discounts and fees	36.7	35.9	147.3	154.4
Government, class action, and related settlements	52.0	—	52.0	—
Loss on early extinguishment of debt	—	—	—	10.7
Net noncash loss on disposal of assets	3.5	1.3	5.7	4.6
Depreciation and amortization	52.9	46.6	199.7	183.8
Stock-based compensation expense	20.3	9.8	85.9	47.7
Net income attributable to noncontrolling interests	(19.6)	(25.9)	(83.1)	(79.1)
Transaction costs	—	—	1.0	—
SARs mark-to-market impact on noncontrolling interests	(0.4)	—	(2.6)	—
Change in fair market value of equity securities	0.8	—	1.9	—
Tax reform impact on noncontrolling interests	—	4.6	—	4.6
Adjusted EBITDA	$221.8	$208.2	$901.0	$823.1
Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations
Before Income Tax Expense

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
	(In Millions)
Total segment Adjusted EBITDA	$255.8	$241.5	$1,034.3	$947.1
General and administrative expenses	(54.3)	(43.1)	(220.2)	(171.7)
Depreciation and amortization	(52.9)	(46.6)	(199.7)	(183.8)
Loss on disposal of assets	(3.5)	(1.3)	(5.7)	(4.6)
Government, class action, and related settlements	(52.0)	—	(52.0)	—
Loss on early extinguishment of debt	—	—	—	(10.7)
Interest expense and amortization of debt discounts and fees	(36.7)	(35.9)	(147.3)	(154.4)
Net income attributable to noncontrolling interests	19.6	25.9	83.1	79.1
SARS mark-to-market impact on noncontrolling interests	0.4	—	2.6	—
Change in fair market value of equity securities	(0.8)	—	(1.9)	—
Tax reform impact on noncontrolling interests	—	(4.6)	—	(4.6)
Income from continuing operations before income tax expense	$75.6	$135.9	$493.2	$496.4

15

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,

	2018	2017	2018	2017
	(In Millions)
Net cash provided by operating activities	$178.4	$151.4	$762.4	$658.3
Interest expense and amortization of debt discounts and fees	36.7	35.9	147.3	154.4
Equity in net income of nonconsolidated affiliates	2.3	1.8	8.7	8.0
Net income attributable to noncontrolling interests in continuing operations	(19.6)	(25.9)	(83.1)	(79.1)
Amortization of debt-related items	(1.0)	(1.0)	(4.0)	(8.7)
Distributions from nonconsolidated affiliates	(2.8)	(2.0)	(8.3)	(8.6)
Current portion of income tax expense	30.5	24.9	128.0	85.0
Change in assets and liabilities	1.1	18.6	(46.0)	7.4
Tax reform impact on noncontrolling interests	—	4.6	—	4.6
Cash (provided by) used in operating activities of discontinued operations	(1.5)	(0.1)	(0.8)	0.6
Transaction costs	—	—	1.0	—
SARS mark-to-market impact on noncontrolling interests	(0.4)	—	(2.6)	—
Change in fair market value of equity securities	0.8	—	1.9	—
Other	(2.7)	—	(3.5)	1.2
Consolidated Adjusted EBITDA	$221.8	$208.2	$901.0	$823.1

16

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	For the Three Months Ended December 31,		For the Year Ended December 31,

	2018	2017	2018	2017
	(In Millions)
Net cash provided by operating activities	$178.4	$151.4	$762.4	$658.3
Impact of discontinued operations	(1.5)	(0.1)	(0.8)	0.6
Net cash provided by operating activities of continuing operations	176.9	151.3	761.6	658.9
Capital expenditures for maintenance	(47.6)	(46.2)	(152.9)	(138.3)
Distributions paid to noncontrolling interests of consolidated affiliates	(18.9)	(13.6)	(75.4)	(51.9)
Items non-indicative of ongoing operations:
Transaction costs and related assumed liabilities	2.9	—	0.5	—
Cash paid for SARs exercise	—	—	4.3	—
Adjusted free cash flow	$113.3	$91.5	$538.1	$468.7
For the three months ended December 31, 2018, net cash used in investing activities was $98.2 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended December 31, 2018 was $67.7 million and resulted primarily from net debt repayments, cash dividends paid on common stock, and distributions to noncontrolling interests of consolidated affiliates.
For the three months ended December 31, 2017, net cash used in investing activities was $83.7 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended December 31, 2017 was $89.3 million and resulted primarily from net debt repayments associated with the Company's revolving credit facility, cash dividends paid on common stock, and distributions to noncontrolling interests of consolidated affiliates.
For the year ended December 31, 2018, net cash used in investing activities was $424.5 million and resulted primarily from capital expenditures and the acquisition of Camellia Healthcare. Net cash used in financing activities during the year ended December 31, 2018 was $321.2 million and resulted primarily from cash dividends paid on common stock, net debt payments, distributions to noncontrolling interests of consolidated affiliates, and purchasing one-third of the Rollover Shares held by members of the home health and hospice management team.
For the year ended December 31, 2017, net cash used in investing activities was $283.0 million and resulted primarily from capital expenditures and acquisitions of businesses. Net cash used in financing activities during the year ended December 31, 2017 was $359.9 million and resulted primarily from net debt repayments associated with the Company's credit agreement, cash dividends paid on common stock, distributions to noncontrolling interests of consolidated affiliates, and repurchases of common stock in the open market.

17

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to financial guidance and assumptions, balance sheet and cash flow plans, a potential settlement of the pending DOJ investigations, and anticipated acquisitions, are forward-looking statements. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, its business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, the price of Encompass Health's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the patient driven groupings model and other payment system reforms); competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on Encompass Health's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to

18

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements

time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2018, when filed.

19